UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2009

SEALY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08738	36-3284147
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive One Office Parkway Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured Asset-Based Revolving Credit Facility

Overview

On May 13, 2009, Sealy Mattress Company (“SMC”), a wholly-owned subsidiary of Sealy Corporation (the “Company”), entered into a new senior secured asset-based revolving credit facility (the “ABL Revolver”) pursuant to a credit agreement among SMC, the Company, Sealy Mattress Corporation (“Holdings”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, General Electric Capital Corporation, as co-collateral agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, Citigroup Global Markets Inc., as joint lead arranger and joint bookrunner, GE Capital Markets, Inc., as joint lead arranger and joint bookrunner, Mizuho Corporate Bank, Ltd., as syndication agent, and a syndicate of financial institutions and institutional lenders. A copy of the credit agreement, which became effective on May 29, 2009 (the “closing date”), is set forth in Exhibit 10.1 hereto and is incorporated by reference in this Item 1.01.

The ABL Revolver provides for revolving credit financing of up to $100.0 million, subject to borrowing base availability, with a maturity of four years. The borrowing base at any time equals the sum (subject to certain reserves and other adjustments) of:

•      85% of the net amount of eligible accounts receivable; and

•      the lesser of (i) 85% of the net orderly liquidation value of eligible inventory and (ii) 65% of the net amount of eligible inventory;

•      less reserves deemed necessary by the co-collateral agents.

The ABL Revolver includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans. All borrowings under the ABL Revolver are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties. SMC did not draw on the ABL Revolver immediately upon closing. As of the closing date, SMC had approximately $55.4 million of undrawn availability under the ABL Revolver, after taking account of approximately $16.0 million of letters of credit and the borrowing base limitations.

Interest Rate and Fees

Borrowings under the ABL Revolver bear interest at a rate per annum equal to, at the option of SMC, either (a) a base rate determined by reference to the highest of (1) the prime rate of the administrative agent, (2) the federal funds effective rate plus 1/2 of 1% and (3) the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for a three-month interest period adjusted for certain additional costs or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin set at 3.00% per annum with respect to base rate borrowings and 4.00% per annum with respect to LIBOR borrowings.

In addition to paying interest on outstanding principal under the ABL Revolver, SMC is required to pay a commitment fee, in respect of the unutilized commitments thereunder which fee will be determined based on utilization of the ABL Revolver (increasing when utilization is low and decreasing when utilization is high). SMC must also pay customary letter of credit fees equal to the applicable margin on LIBOR loans and agency fees.

Mandatory Repayments

If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Revolver exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, SMC will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under the ABL Revolver is less than an amount to be determined pursuant to a specified formula or certain events of default have occurred, SMC will be required to deposit cash from its material deposit accounts (including all concentration accounts) daily in a collection account maintained with the administrative agent under the ABL Revolver, which will be used to repay outstanding loans and cash collateralize letters of credit.

Voluntary Repayment

SMC may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity

There is no scheduled amortization under the ABL Revolver. All outstanding loans under the facility are due and payable in full on the fourth anniversary of the closing date.

Guarantees and Security

All obligations under the ABL Revolver are unconditionally guaranteed jointly and severally on a senior secured basis by Holdings and substantially all existing and subsequently acquired or organized direct or indirect wholly-owned U.S. restricted subsidiaries of SMC and in any event by all subsidiaries that guarantee SMC’s 10.875% senior secured notes due 2016 (the “First Lien Notes”). All obligations under the ABL Revolver, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of SMC’s assets and the assets of the guarantors, including:

•      a first-priority security interest in personal property consisting of accounts receivable, inventory, certain cash, related general intangibles and instruments related to the foregoing and proceeds of the foregoing; and

•      a second-priority security interest in, and mortgages on, substantially all of material real property and equipment and all other assets that secure the First Lien Notes on a first-priority basis.

Restrictive Covenants and Other Matters

The ABL Revolver requires that if excess availability is less than the greater of (x) 15% of the commitments and (y) $15 million for two consecutive days, SMC comply with a minimum fixed charge coverage ratio test for a period ending on the first day thereafter on which excess availability has been greater than the amounts set forth above for 30 consecutive days. In addition, the ABL Revolver includes affirmative and negative covenants that, subject to significant exceptions, limit the ability of SMC, the Company, Holdings and their subsidiaries to, among other things:

•      incur, assume or permit to exist additional indebtedness or guarantees;

•      incur liens;

•      make investments and loans;

•      pay dividends, make payments or redeem or repurchase capital stock;

•      engage in mergers, acquisitions and asset sales;

•      prepay, redeem or purchase certain indebtedness including the notes;

•      amend or otherwise alter terms of certain indebtedness, including the notes;

•      engage in certain transactions with affiliates; and

•      alter the business that Holdings, SMC and their subsidiaries conduct.

The ABL Revolver contains certain customary representations and warranties, affirmative covenants and events of default, including among other things payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the ABL Revolver to be in full force and effect, and change of control. If such an event of default occurs, the lenders under the ABL Revolver would be entitled to take various actions, including the acceleration of amounts due under the ABL Revolver and all actions permitted to be taken by a secured creditor.

First Lien Notes

On May 29, 2009, SMC entered into an indenture agreement governing the issuance of $350.0 million aggregate principal amount of 10.875% senior secured notes due 2016 (“First Lien Notes”) that were offered and sold pursuant to a Rule 144A offering. This summary is not a complete description of all of the terms of the First Lien Notes.

General. SMC issued the First Lien Notes under an indenture entered into among SMC, the Company, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

Principal, maturity and interest. The First Lien Notes have an initial aggregate principal amount of $350.0 million and will mature on April 15, 2016. Interest on the First Lien Notes will accrue at the rate of 10.875% per annum and will compound on a semi-annual basis on April 15 and October 15, commencing on October 15, 2009.

Guarantees and security. SMC’s obligations under the First Lien Notes are jointly and severally guaranteed on a senior secured basis by the Company, Sealy Mattress Corporation, and all of SMC’s wholly-owned domestic subsidiaries.  All obligations under the First Lien Notes, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of SMC’s assets and the assets of the guarantors, including:

•                  a first-priority security interest in, and mortgages on, substantially all of SMC’s material real property and equipment and all other assets that secure the notes on a first-priority basis; and

•                  a second-priority security interest in the ABL Collateral.

Ranking. The First Lien Notes and related guarantees are SMC’s and guarantors’ senior secured obligations and;

•                  rank senior in right of payment to any existing and future subordinated indebtedness, including SMC’s existing senior subordinated notes;

•                  rank equally in right of payment with all of SMC’s and the guarantors’ existing and future senior indebtedness, including amounts outstanding under the ABL Revolver and the Notes;

•                  rank equally to SMC’s and the guarantors’ obligations under any other pari passu lien obligations incurred after the issue date to the extent of the Notes Collateral;

•                  are effectively subordinated to SMC’s indebtedness and the guarantors’ obligations under the ABL Revolver, any other debt incurred after the issue date that has a first-priority security interest in the ABL Collateral, any permitted hedging obligations and all cash management obligations incurred with any lender or any of its affiliates under the ABL Revolver, in each case to the extent of the ABL Collateral;

•                  are effectively senior to SMC’s and the guarantors’ obligations under any third-priority lien indebtedness including the Convertible Notes, to the extent of all of the Collateral;

•                  are effectively senior to SMC’s and the guarantors’ obligations under the ABL Revolver, any other debt incurred after the issue date that has a first-priority security interest in the ABL Collateral, any permitted hedging obligations and all cash management obligations incurred with any lender or any of its affiliates under the ABL Revolver, to the extent of the value of the Notes Collateral; and

•                  are structurally subordinated to all existing and future indebtedness and other liabilities of SMC’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to SMC or one of its guarantor subsidiaries).

Optional redemption.  Prior to April 15, 2012, SMC may redeem the First Lien Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus the make-whole premium. Additionally, during any 12-month period commencing on the issue date, SMC may redeem up to 10% of the aggregate principal amount of the notes at a redemption price equal to 103.00% of the principal amount thereof plus accrued and unpaid interest, if any.  SMC may also redeem any of the First Lien Notes at any time on or after April 15, 2012, in whole or in part, at the redemption prices plus accrued and unpaid interest, if any, to the date of redemption.  In addition, prior to April 15, 2011, SMC may redeem up to 40% of the aggregate principal amount of the First Lien Notes issued under the indenture with the net proceeds of certain equity offerings, provided at least 60% of the aggregate principal amount of the First Lien Notes remains outstanding immediately after such redemption.

Change of control and asset sales. Upon a change of control, SMC will be required to make an offer to purchase each holder’s First Lien Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.  If SMC sells assets under certain circumstances, SMC will be required to make an offer to purchase the notes at their face amount, plus accrued and unpaid interest to the purchase date.

Restrictive covenants and other matters. The First Lien Notes include affirmative and negative covenants that, subject to significant exceptions, limit SMC’s ability and the ability of its subsidiaries to, among other things:

•                  incur additional indebtedness or issue certain preferred shares;

•                  create liens on certain assets to secure debt;

•                  pay dividends or make other equity distributions;

•                  purchase or redeem capital stock;

•                  make certain investments;

•                  sell assets;

•                  agree to any restrictions on the ability of restricted subsidiaries to make payments to SMC;

•                  consolidate, merge, sell or otherwise dispose of all or substantially all of SMC’s assets; and

•                  engage in transactions with affiliates.

The First Lien Notes include customary events of default, including among other things payment defaults, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments and actual or asserted failure of certain guarantees or security interests to be in full force and effect. If such an event of default occurs, the trustee or holders of the First Lien Notes, as applicable, may be entitled to take various actions, which may include the acceleration of amounts due under the First Lien Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On May 28, 2009, the Company issued a press release announcing the filing of the prospectus supplement relating to its previously disclosed rights offering.  Under the rights offering, the Company has distributed at no charge to the holders of its common stock transferable subscription rights to purchase up to an aggregate principal amount of $177,132,000 of 8% senior secured third lien convertible notes due 2016 (the “Notes”) to be co-issued by the Company and SMC.

The Company has distributed one transferable subscription right for each share of common stock owned as of 5:00 p.m., New York City time, on May 26, 2009, the record date for the rights offering.  Every 13 subscription rights will allow the holder to purchase one Note with a subscription price and an initial principal amount of $25.00.

The rights offering will expire on July 2, 2009 at 5:00 p.m., New York City time, unless extended.  The rights have been admitted for trading on the New York Stock Exchange (the “NYSE”) under the symbol “ZZ RT” and can be traded on the NYSE until 4:00 p.m., New York City time, on July 1, 2009, unless the expiration of the rights offering is extended. The rights will be freely transferable by holders until the close of business on the last business day preceding the expiration date, or until the close of business on June 29, 2009 if such transfers are made through the subscription agent. Each stockholder will have the right to oversubscribe in the rights offering up to the number of Notes for which it subscribed under its subscription privilege, subject to the pro ration provisions of the rights offering.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

4.1                                 Indenture, dated as of May 29, 2009, among Sealy Corporation, Sealy Mattress Company, the guarantors thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

4.2                                 Subscription Rights Certificate for Sealy Corporation for 8% Senior Secured Third Lien Convertible Notes due 2016.

10.1                           Credit Agreement, dated as of May 13, 2009, among Sealy Mattress Company, as Borrower, Sealy Mattress Corporation, as Holdings and a Guarantor, Sealy Corporation, as Parent, the Several Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, J.P. Morgan Securities Inc., as Joint Lead Arranger and Joint Bookrunner, GE Capital Markets, Inc., as Joint Lead Arranger and Joint Bookrunner, General Electric Capital Corporation, as Co-Collateral Agent, Citigroup Global Markets Inc. as Joint Lead Arranger and Joint Bookrunner, and Mizuho Corporate Bank, Ltd., as Syndication Agent.

99.1                           Instructions as to Use of Sealy Corporation’s Subscription Rights Certificates.

99.2                           Notice of Guaranteed Delivery for Subscription Rights Certificates issued by Sealy Corporation.

99.3                             Letter from Sealy Corporation to Brokers, Securities Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4                           Letter from Sealy Corporation to its Shareholders.

99.5                           Form of a Letter from a Broker to its Clients re: Sealy Corporation Rights Offering.

99.6                           Press Release dated May 28, 2009.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEALY CORPORATION

Date: June 2, 2009	/s/ KENNETH L. WALKER
	By:	Kenneth L. Walker
	Its:	Senior Vice President and General Counsel